SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

BP Capital Markets p.l.c.

(Exact Name of Registrant as Specified in Its Charter)

ENGLAND and WALES	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification no.)

Chertsey Road Sunbury on Thames Middlesex TW16 7BP England	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

Securities Act registration statement file number to which this form relates:	333-226485-01
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
4.375% Perpetual Subordinated Non-Call 5.25 Fixed Rate Reset Notes	New York Stock Exchange
4.875% Perpetual Subordinated Non-Call 10 Fixed Rate Reset Notes	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered

BP Capital Markets p.l.c. (the “Company”) hereby incorporates by reference the description of its securities to be registered hereunder contained in the Prospectus dated August 1, 2018 under “Description of the Debt Securities and Guarantees” and in the Prospectus Supplement dated June 17, 2020 under “Description of Notes and Guarantee”, filed with the Commission on June 18, 2020 under Rule 424(b)(5), pursuant to the Company’s registration statement on Form F-3ASR (File Nos. 333-226485 and 333-226485-01) filed with the Commission on August 1, 2018 (the “Registration Statement”), under the Securities Act of 1933, as amended.

Item 2.	Exhibits.

1.

Indenture, dated as of March 8, 2002, among the Company, BP p.l.c., as guarantor (the “Guarantor”), and The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank), as trustee (the “Trustee”) (incorporated by reference to Exhibit 4 to the Guarantor’s Form 6-K dated March 26, 2002).

2.	The Thirty-First Supplemental Indenture, dated as of June 22, 2020, among the Company, the Guarantor and the Trustee.

3.	Form of 4.375% Perpetual Subordinated Non-Call 5.25 Fixed Rate Reset Notes (included in Exhibit A-1 to the Thirty-First Supplemental Indenture filed as Exhibit 2).

4	Form of 4.875% Perpetual Subordinated Non-Call 10 Fixed Rate Reset Notes (included in Exhibit A-2 to the Thirty-First Supplemental Indenture filed as Exhibit 2).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BP Capital Markets p.l.c.

Date: June 22, 2020	By:	/s/ Patrick Halpin
Name: Patrick Halpin
Title: Authorised signatory

[Signature Page to Form 8-A]